Exhibit 99.(j)(16)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Registration Statement on Form N-1A (the “Registration Statement”) of our report dated June 30, 2008, relating to the financial statements and financial highlights of PowerShares AeroSpace and Defense Portfolio, PowerShares Cleantech Portfolio, PowerShares DWA Technical Leaders Portfolio, PowerShares Golden Dragon Halter USX China Portfolio, PowerShares Listed Private Equity Portfolio, PowerShares Lux Nanotech Portfolio, PowerShares S&P 500 BuyWrite Portfolio, PowerShares Value Line Industry Rotation Portfolio, PowerShares Value Line Timeliness Select Portfolio, PowerShares Water Resources Portfolio, PowerShares WilderHill Clean Energy Portfolio, and PowerShares WilderHill Progressive Energy Portfolio, which appears in such Registration Statement.  We also hereby consent to the references to us in this Registration Statement under the headings “Fund Service Providers,” “Financial Highlights,” and “Independent Registered Public Accounting Firm” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP
New York, New York
June 30, 2008